UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

KaloBios Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 250
Brisbane, CA  94005-1878
 (Address of principal executive offices, including zip code)

(650) 243-3100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Credit Agreement

On December 21, 2016, the Company entered into a Credit and Security Agreement (the “Credit Agreement”) with Black Horse Capital Master Fund Ltd., as administrative agent and lender (“BHCMF” or “Agent”), Black Horse Capital LP, as a lender (“BHC”), Cheval Holdings, Ltd., as a lender (“Cheval”) and Nomis Bay LTD, as a lender (“Nomis” and, together with BHCMF, BHC and Cheval, the “Lenders”). The Credit Agreement provides for a credit facility in the original principal amount of $3,315,217.00 (the “Term Loan”). The Credit Agreement provides that the Term Loan will be made by the Lenders at an original discount equal to $265,217.00 (the “Upfront Fee”) and requires the payment by the Company to the Lenders of a commitment fee equal to $152,500.00 (the “Commitment Fee”). In accordance with the terms of the Credit Agreement, the Company will use the proceeds of the Term Loan for general working capital, the payment of certain fees and expenses owed to the Agent and the Lenders in connection with the Credit Agreement and other costs incurred in the ordinary course of business.

Pursuant to the terms of the Credit Agreement, the Term Loan will bear interest at a rate per annum equal to 9.00%. The Term Loan is subject to certain customary representations, warranties and covenants.

The outstanding principal balance of the Term Loan, plus accrued and unpaid interest, plus the Commitment Fee and all other non-contingent obligations (the “Outstanding Obligations”), will mature on the earlier of acceleration after an event of default under the Credit Agreement, or October 31, 2017 (the “Maturity Date”).  However, to the extent the Company raises capital through any SEC-registered stock offering, 50% of such offering’s proceeds (net of costs) must be used to pay down the Term Loan.

Upon the occurrence of any event of default set forth in the Credit Agreement, the Agent has the option of terminating the Credit Agreement and declaring all of the Company’s obligations immediately payable. The occurrence of an event of default will cause the Term Loan to bear interest at a rate per annum equal to 14.00%.

The Company’s obligations under the Credit Agreement will be secured by first priority security interests in all of the Company’s real and personal property, subject only to certain carve outs and permitted liens, as set forth in the Credit Agreement. The Company has and will, at the request of the Agent, enter into additional documents further documenting the Term Loan and securing the Company's obligations under the Credit Agreement in favor of the Agent and for the benefit of the Lenders.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Intellectual Property Security Agreement

In connection with the Credit Agreement, the Company executed in favor of the Agent an Intellectual Property Security Agreement, dated as of December 21, 2016 (the “IP Security Agreement”). Under the terms of the IP Security Agreement, the Company has pledged to the Agent for the ratable benefit of the Lenders, as collateral for its obligations under the Credit Agreement, all of its intellectual property.

The foregoing description of the IP Security Agreement does not purport to be complete and is qualified in its entirety by reference to the IP Security Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Promissory Notes

In connection with the Company’s execution of the Credit Agreement, the Company has issued in favor of each Lender a promissory note in an amount equal to each Lender’s Term Loan commitment under the Credit Agreement. The promissory notes are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit	Exhibit Description

10.1
Credit and Security Agreement, dated as of December 21, 2016, by and among KaloBios Pharmaceuticals, Inc., Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD

10.2	Intellectual Property Security Agreement, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital Master Fund Ltd., as Administrative Agent

10.3	Term Loan Note, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital Master Fund Ltd.

10.4	Term Loan Note, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital LP

10.5	Term Loan Note, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Cheval Holdings, Ltd.

10.6	Term Loan Note, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Nomis Bay LTD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: December 23, 2016

EXHIBIT INDEX

(d)

Exhibit	Exhibit Description

10.1
Credit and Security Agreement, dated as of December 21, 2016, by and among KaloBios Pharmaceuticals, Inc., Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD

10.2	Intellectual Property Security Agreement, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital Master Fund Ltd., as Administrative Agent

10.3	Term Loan Note, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital Master Fund Ltd.

10.4	Term Loan Note, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital LP

10.5	Term Loan Note, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Cheval Holdings, Ltd.

10.6	Term Loan Note, dated December 21, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Nomis Bay LTD